Exhibit 99.1

Consolidated Financial Statements and Independent Auditors’ Report

Lucky Dino Gaming Limited and Subsidiary

December 31, 2019 and 2018

LUCKY DINO GAMING LIMITED AND SUBSIDIARY

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder

of Lucky Dino Gaming Limited and Subsidiary

We have audited the accompanying consolidated financial statements of Lucky Dino Gaming Limited and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income, stockholder’s deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lucky Dino Gaming Limited and Subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

March 1, 2021

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Lucky Dino Gaming Limited and Subsidiary

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$439,530	$1,558
Restricted cash	648,658	467,762
Deposit receivables	908,405	965,167
Other receivables	259,057	246,793
Related party receivables	3,422	1,552
Prepaid expenses and other current assets	65,362	30,693
Total current assets	2,324,434	1,713,525

Equipment, net	64,965	55,579
Right-of-use asset	410,556	-
Intangible assets, net	22,660	23,215
Total non-current assets	498,181	78,794

TOTAL ASSETS	$2,822,615	$1,792,319

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Trade and other payables	$221,991	$181,770
Related party payables	364,053	692,826
Current tax payable	1,045,646	351,752
Lease liability, current	78,538	-
Accrued expenses	230,611	198,463
Accrued loyalty points	109,091	82,937
Player liability	266,348	233,724
Jackpot provision	352,722	234,038
Total current liabilities	2,669,000	1,975,510

Lease liability, net of current portion	338,228	-
Total non-current liabilities	338,228	-

TOTAL LIABILITIES	3,007,228	1,975,510

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Common stock $12.01 par value 121 shares authorized, issued and outstanding	1,453	1,453
Additional paid-in capital	112,788	112,788
Accumulated deficit	(279,725)	(287,036)
Accumulated other comprehensive deficit	(19,129)	(10,396)
Total stockholder’s deficit	(184,613)	(183,191)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$2,822,615	$1,792,319

See accompanying notes to the consolidated financial statements.

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Lucky Dino Gaming Limited and Subsidiary

Consolidated Statements of Income and Comprehensive Income

	Years ended
	December 31, 2019	December 31, 2018

Revenue, net	$16,991,360	$14,080,858

Operating costs and expenses:
Gaming costs and expenses	11,977,503	10,113,832
General and administrative	2,811,641	1,928,069
Depreciation and amortization	25,132	20,930
Bad debt expense (included $28,566 and $82,304 from related parties in 2019 and 2018, respectively)	28,566	122,494
Marketing	251,498	77,853
Total operating costs and expenses	15,094,340	12,263,178

Income from operations	1,897,020	1,817,680

Other income (expense)
Foreign currency transaction loss	(24,119)	(25,376)
Other income	337	-
Total other expenses, net	(23,782)	(25,376)

Income before provision for income taxes	1,873,238	1,792,304

Provision for income taxes	696,230	360,836

Net income	$1,177,008	$1,431,468

Other comprehensive income (loss):
Foreign currency translation (loss) gain	(8,733)	6,376

Total comprehensive income	$1,168,275	$1,437,844

See accompanying notes to the consolidated financial statements.

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Lucky Dino Gaming Limited and Subsidiary

Consolidated Statements of Stockholder’s Deficit

	Common Stock		Additional paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholder’s
	Shares	Amount	capital	Deficit	Loss	Deficit
Balance at January 1, 2018	121	$1,453	$240,120	$(1,223,968)	$(16,772)	$(999,167)

Net income	-	-	-	1,431,468	-	1,431,468
Dividends declared	-	-	-	(494,536)	-	(494,536)
Acquisition of intangible asset from related party	-	-	(127,332)	-	-	(127,332)
Foreign currency translation gain	-	-	-	-	6,376	6,376
Balance at December 31, 2018	121	$1,453	$112,788	$(287,036)	$(10,396)	$(183,191)

Net income	-	-	-	1,177,008	-	1,177,008
Dividends declared	-	-	-	(1,169,697)	-	(1,169,697)
Foreign currency translation loss	-	-	-	-	(8,733)	(8,733)
Balance at December 31, 2019	121	$1,453	$112,788	$(279,725)	$(19,129)	$(184,613)

See accompanying notes to the consolidated financial statements.

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Lucky Dino Gaming Limited and Subsidiary

Consolidated Statements of Cash Flows

	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net income	$1,177,008	$1,431,468
Non cash income statement adjustments:
Depreciation and amortization	25,132	20,930
Bad debt expense (included $28,566 and $82,304 from related parties in 2019 and 2018, respectively)	28,566	122,494
Right of use asset amortization	66,201	-
Change in assets and liabilities:
Deposit receivables	33,629	(586,117)
Other receivables	(18,210)	(235,783)
Related party receivables	(30,473)	2,206
Prepaid expenses and other current assets	(35,448)	(13,988)
Trade and other payables	44,637	(268,152)
Related party payables	(64,018)	516
Current tax payable	703,152	362,168
Accrued expenses	36,958	(24,700)
Accrued loyalty points	28,179	39,612
Player liability	38,281	117,418
Jackpot provision	124,448	34,508
Lease liability	(59,508)	-
Net cash flows provided by operating activities	2,098,534	1,002,580

Cash flows from investing activities:
Purchase of equipment	(35,865)	(47,410)
Acquisition of intangible asset from related party	-	(127,332)
Purchase of intangible assets	-	(23,902)
Net cash flows used in investing activities	(35,865)	(198,644)

Cash flows from financing activities:
Advance to parent company	(325,757)	(404,805)
Dividend distributions	(1,044,669)	-
Repayment of note payable – related party	-	(72,036)
Net cash flows used in financing activities	(1,370,426)	(476,841)

Foreign currency effects	(73,375)	(29,491)

Net cash and restricted cash change in year	618,868	297,604
Beginning cash and restricted cash balance	469,320	171,716
Ending cash and restricted cash balance	$1,088,188	$469,320

Reconciliation to amounts on consolidated balance sheets:
Cash	$439,530	$1,558
Restricted cash	648,658	467,762
Total cash and restricted cash	$1,088,188	$469,320

Non-cash investing and financing activities:
Operating lease asset obtained in exchange for operating lease obligation	$476,757	$-

Unpaid dividends declared	$559,848	$494,536

See accompanying notes to the consolidated financial statements.

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LUCKY DINO GAMING LIMITED AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Lucky Dino Gaming Limited (“Lucky Dino”) is a limited liability company incorporated and domiciled in Malta, having a registered office at Office 33, Regent House, 8 Bisazza Street, Silema, SLM 1640 Malta.

Lucky Dino acquired Hiidenkivi Estonia OU (“Hiidenkivi Estonia”) on October 5, 2018 for €100,000 in cash from a related party. Along with Lucky Dino acquiring 100% of the shares of Hiidenkivi Estonia it acquired all intellectual property (“IP”) from its prior owners and a related party for €10,000. Total compensation for this transaction is $127,332 (see Related Party Footnote). Hiidenkivi Estonia is a limited liability company incorporated and domiciled in Estonia. Hiidenkivi Estonia’s principal activity is to perform various back office functions for Lucky Dino in exchange for a service fee.

Lucky Dino and its wholly owned subsidiary, Hiidenkivi, (collectively, the “Company”) operate an online gaming business offering casino games to customers worldwide under a license issued by the Malta Gaming Authority. The Company operates four brands of online casinos, luckydino.com, casinojefe.com, kalevalakasino.com, and olaspill.com. The Company operates and interacts with several related parties, which are related through the same ownership, described in the consolidated financial statements herein. The Company entered into agreements with related parties, in which the related parties operate remote gaming websites, as disclosed in Note 7. The Company closely monitors developments across the various jurisdictions and is committed to abide by any new laws and regulations issued from time to time.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Lucky Dino and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the useful lives and impairment considerations of long-lived assets, income taxes, and right of use lease assets and related lease liabilities. Actual results could differ from those estimates.

Cash and Restricted Cash

The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. The Company has no cash equivalents. Restricted cash as of December 31, 2019 and 2018 is $648,658 and $467,762, respectively, which is attributable to amounts due to players as required by the Malta Gaming Authority.

Deposit Receivables

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment from the payment processor into the Company’s bank accounts.

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Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and receivables. The Company maintains cash with various foreign financial institutions. The Company recognizes allowances for doubtful accounts related to deposit and other receivables when, based on management judgment, circumstances indicate that these receivables will not be collected. As of December 31, 2019 and 2018, no allowance was required.

Other Receivables

Receivables at the Company consist primarily of taxes receivable.

Prepaid Expenses

Prepaid expenses consist of services paid for which the Company has not yet received the benefit. These are recorded when cash is paid and amortized to the appropriate expense as the service has been delivered and benefit received.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures that are directly attributable to the acquisition of the asset. Additions and improvements that significantly extend the lives of assets are capitalized.

Repairs and maintenance costs are expensed during the year in which they are incurred.

Depreciation is provided using the straight-line method over the estimated useful life of the asset as follows:

Furniture and equipment	10 years
Computer equipment	4 years

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets, comprised of website domains, are capitalized. Domain costs are considered to have an indefinite life, thus are not amortized.

Impairment of Long-Lived Assets

Long-lived assets, including definite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When it becomes apparent that indicators such as a significant decrease in the market value of the long-lived or intangible asset group or if material differences between operating results and the Company’s forecasted expectations occur, then an impairment analysis is performed.

If indicators arise, an initial determination of recoverability is performed based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition compared with the carrying value. If the carrying value of the asset group exceeds the undiscounted cash flows, a measurement of an impairment loss for long-lived and intangible assets is performed. The impairment charge is the excess of the carrying value of the asset group over the fair value, as determined utilizing appropriate valuation techniques.

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Impairment of Indefinite-Lived Intangible Assets

Impairment of intangible assets with indefinite useful lives is tested at least annually, and more frequently as circumstances warrant in accordance with applicable accounting guidance. Accounting guidance allows for the testing of intangible assets for impairment using both qualitative and quantitative factors. Impairment of indefinite lived intangible assets is recognized only if the carrying amount of the intangible assets exceeds the fair value of said assets. The amount of the impairment loss would be equal to the excess carrying value of the assets over the fair value of said assets.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value. The carrying value of cash, restricted cash, receivables, prepaid expenses, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant market or credit risks arising from these financial instruments.

Dividend Distributions

The Company historically declares and pays dividends to its parent company, Giant Gaming Group Limited. A provision for dividends payable is recognized in the period the dividends are declared for the entire undistributed amount. During the years ended December 31, 2019 and 2018, the Company declared dividends in the amount of $1,169,697 and $494,536, respectively. Undistributed dividends at December 31, 2019 and December 31, 2018, were $559,848, and $494,536, respectively, and are included in related party payables on the accompanying consolidated balance sheets.

Advertising Costs

Advertising costs are expensed as incurred and are included in marketing expenses on the consolidated statements of income and comprehensive income. The Company incurred advertising expense in the amount of $251,498 and $77,853 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) Topic 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ASC 740-10 “Accounting for Uncertainty in Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Management does not believe there are any uncertain tax positions for the years ended December 31, 2019 and 2018. If any interest or penalties were to arise, they would be accounted for under general and administrative expense in the consolidated statements of income and comprehensive income.

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Revenue and Cost Recognition

The Company accounts for revenue recognition in accordance with ASC Topic 606 (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes; (1) Identifying contracts with customers, (2) Identifying performance obligations within those contracts, (3) Determining the transaction price, (4) Allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) Recognizing revenue when or as each performance obligation is satisfied.

The transaction price in a gaming contract is the difference between gaming wins and losses, Net Gaming Revenue (“NGR”), not the total amount wagered Gross Gaming Revenue (“GGR”). Sales and other taxes collected on behalf of governmental authorities are accounted for on a net basis. The Company accrues the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to revenues. Free play, loyalty points, and other incentives to customers related to gaming play are recorded as a reduction of revenue on the consolidated statements of income and comprehensive income.

Costs of revenues include licensing fees and revenue share to brands. Disclosures related to the terms of the revenue share agreements are included in Note 7. The Company evaluates bets that users place on websites owned by third party brands in order to determine whether it is acting as the principal or as the agent when providing services, which the Company considers in determining if revenue should be reported gross or net. An entity is a principal if it has the ability to direct the use of and obtain substantially all the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. For these arrangements, the Company is the principal as it controls which customers are allowed to wager on the set; therefore, any expenses related to revenue share are included in gaming costs and expenses on the consolidated statements of income and comprehensive income.

Gaming transactions involve four performance obligations: for ordinary bets placed, for players participating in the Company’s loyalty reward programs, players receiving free spin and deposit matches, and gaming revenues with respect to jackpot games.

The Company applies a practical expedient by accounting for gaming contracts on a portfolio basis, as such contracts share similar characteristics. The effects on the Company’s consolidated financial statements under this approach do not differ materially versus under an individual contract basis. The Company utilizes a deferred revenue model to reduce gaming revenues by the estimated fair value of loyalty points earned by players. Revenues allocated to gaming performance obligations are recognized when gaming occurs as such activities are settled immediately. Revenues allocated to the loyalty points deferred revenue liability are accounted for using a deferred revenue model in which a portion of the revenue from the original transaction is attributed to the incentive based a relative fair value allocation, and the deferred portion of the revenue is recognized when the loyalty points are redeemed. The deferred revenue liability is based on the estimated stand-alone selling price of loyalty points earned after factoring in the likelihood of redemption. Revenues allocated to jackpot games, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. Revenues allocated to free spins and deposit matches are recognized at the time these bonuses are subsequently wagered.

Contract and Contract-Related Liabilities

A difference may exist between the timing of cash receipts from players and the recognition of revenues, resulting in a contract or contract-related liability. In general, the Company has three types of such liabilities: (1) player liability (2) loyalty points deferred revenue liability and (3) jackpot provision liability as elaborated below. These liabilities are generally expected to be recognized as revenues within one year and are recorded within other current liabilities.

Player Liability

Player liability represents the total amount of money within a player’s gaming account which belongs to the player. It ultimately represents the total amount that a player can withdraw at any given time.

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The player liability includes two types of bonuses which are standard in the gaming industry: (i) Free spin, whereby free spins of slot games are awarded without withdrawing a bet amount from the player’s account (ii) Deposit match bonus in which the Company will match the player’s deposit up to a certain specified percentage or amount. As these rewards are at the discretion of the Company, they are recorded as a reduction of revenue upon redemption. These bonuses represent consideration payable to a customer and therefore are treated as a reduction of the transaction price for the wagering transaction when considering NGR.

As of December 31, 2019 and 2018, contract liabilities related to player liability on the consolidated balance sheets were $266,348 and $233,724, respectively.

Loyalty Points Liability

The Company offers non-discretionary loyalty rewards points to customers that can be redeemed for free play or cash. The Company accounts for the rewards using a deferred revenue model, where the deferred portion of the revenue is recognized when the incentive is earned. The deferred revenue is recorded net of expected breakage on the consolidated balance sheets, with amounts of $109,091, and $82,937, on December 31, 2019 and 2018, respectively.

Jackpot Provision

The jackpot provision liability is maintained separately from the player liability in order to account for probable future amounts due to players as a result of jackpot winnings. Jackpot winnings reduce revenue at the time the entity has the obligation to pay the jackpot out, meaning at the time the jackpot is won by the player.

Jackpots are programmed to be paid out randomly across all Lucky Dino online casino brands. The jackpot amount available for winning increases with each bet on a jackpot eligible slot. On these, a portion of every bet loss goes toward the jackpot. Once a player wins the jackpot, the jackpot amount will reset. The starting amount the jackpot resets to is different across the various jackpot slots and brands depending on game type. The jackpots are considered network jackpots, therefore one player winning a jackpot affects all players on the network. Thus, all participating casinos are pooling into the same jackpot. If one player wins the jackpot, then the jackpot resets across all network casinos.

The jackpot liability is accrued monthly based on the contribution to the jackpot provision for the month as described above. In addition, at month end, the jackpot cost, together with other bonuses and compensations from the regular player liability account, are netted against gross gaming revenue in order to derive net gaming revenue.

As of December 31, 2019, and 2018, contract liabilities related to the jackpot provision on the consolidated balance sheets were $352,722 and $234,038, respectively.

Foreign Currency

The functional currency of the Company is the Euro. The reporting currency reflected in the consolidated financial statements is the United States (“US”) Dollar. Assets and liabilities in the accompanying consolidated financial statements are translated into US dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income (loss) account in stockholder’s deficit. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any transaction exchange gains and losses are included in other income (expense) in the consolidated statements of income and comprehensive income.

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Value Added Tax

Revenue is reported net of value added tax (“VAT”) when applicable. The VAT is based on gaming revenue and the standard Malta VAT rates is 18%, for customers playing non-live games. The Company records VAT receivables in other receivables, and VAT payables in trade and other payables on the consolidated balance sheets.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize leases on their balance sheets as a right-of-use asset with a corresponding lease liability. Lessor accounting under the standard is substantially unchanged. Additional qualitative and quantitative disclosures are also required. The Company adopted the standard effective January 1, 2019 using the modified retrospective method, which applies the provisions of the standard at the adoption date without adjusting the comparative periods presented. The Company adopted the following practical expedients and elected the following accounting policies related to this standard update:

●	Short-term lease accounting policy election allowing lessees to not recognize right-of-use assets and liabilities for leases with a term of 12 months or less.
●	The option to not separate lease and non-lease components for certain equipment lease asset categories.
●	The package of practical expedients applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases.

Adoption of this standard resulted in the recognition of operating lease right-of-use assets (“ROU”) and lease liabilities of $315,165 on the consolidated balance sheet as of January 1, 2019. The Hiidenkivi Estonia operating lease did not go into effect and was not brought onto the balance sheet until July 1, 2019, when a right-of-use asset and lease liability of $161,592 was added, bringing the total pre-amortized ROU asset to $476,757. The standard did not materially impact operating results or liquidity. Disclosures related to the amount, timing and uncertainty of cash flows arising from leases are included in Note 8.

In February 2018, the FASB issued ASC Update No 2018-02, Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (Topic 220). This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018. The Company adopted this guidance effective January 1, 2019. The adoption of this guidance did not materially impact the Company’s consolidated financial statements and related disclosures.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. This update is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, with early adoption permitted. The Company has early adopted this guidance as of January 1, 2018. As a result of the adoption, certain indirect interests held through related parties under common control were not evaluated for consolidation as a variable interest, as disclosed in Note 7.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326). This ASU addresses the measurement of credit losses on financial statements in response to the global financial crisis in 2008 and requires issuers to realize current expected credit losses on assets not accounted for at fair value through net income. This can affect financial instruments such as loans, off-balance-sheet credit exposures, and reinsurance receivables. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

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In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes by removing exceptions regarding intra-period tax allocation of losses and recognition of deferred tax liabilities for equity method investments of a foreign subsidiary. The update aims to put out black and white requirements regarding franchise tax, step up in basis of goodwill, allocation of deferred tax expenses to legal entities in separate financial statements, and the reflection of change in tax laws or rates in annual effective tax rate computation. This update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15,2022, with early adoption permitted. The Company is currently evaluating the impact of this update on its consolidated financial statements and related disclosures.

NOTE 3 – EQUIPMENT

Equipment as of December 31, 2019 and 2018 consist of the following:

	December 31, 2019	December 31, 2018
Computer equipment	$109,929	$84,268
Furniture and fixtures	32,776	25,242
Total	142,705	109,510
Accumulated depreciation	(77,740)	(53,931)
Net carrying value	$64,965	$55,579

During the years ended December 31, 2019 and 2018, the Company recorded total depreciation expense of $24,045 and $20,930 respectively.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2019 and 2018 consist of domains in the amount of $22,660 and $23,215, respectively. The domains are indefinite-lived assets, which are not amortized.

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NOTE 5 – OTHER RECEIVABLES

Other receivables as of December 31, 2019 and 2018 consist the following:

	December 31, 2019	December 31, 2018
Vendor service deposit	$12,569	$12,637
Value added tax (VAT) receivable	244,701	234,156
Other receivables	1,787	-
Total	$259,057	$246,793

NOTE 6 – TRADE AND OTHER PAYABLES

Trade and other payables as of December 31, 2019 and 2018 consist of the following:

	December 31, 2019	December 31, 2018
Trade payables	$92,438	$152,371
Employment tax payable	26,751	-
Due to Malta Gaming Authority	12,169	6,401
Value added tax (VAT) payable	69,972	22,998
Payables to employees	20,661	-
Total	$221,991	$181,770

Vendor Concentration

For the year ended December 31, 2019, two vendors accounted for 25% and 21% of the Company’s purchases, and four vendors accounted for 36%, 27%, 25%, and 13% of the Company’s current outstanding trade payables balance at December 31, 2019.

For the year ended December 31, 2018, one vendor accounted for 51% of the Company’s purchases and two vendors accounted for 37% and 25% of the Company’s outstanding trade payables balance at December 31, 2018.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related party receivables and (payables) as of December 31, 2019 and 2018 consist of the following:

	December 31, 2019	December 31, 2018
Due from related party: Hiidenkivi Ventures	$3,422	$1,552
Total related party receivable	$3,422	$1,552

	December 31, 2019	December 31, 2018
Due to related party: Jurassic Ventures	$-	$120,708
Due to parent: Giant Gaming Group Limited	364,053	572,118
Total related party payable	$364,053	$692,826

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The Company entered into revenue share agreements with Jurassic Marketing, Ltd. and Jurassic Ventures, which are owned 100% by two shareholders, who have a collective 46% interest in Giant Gaming Group Limited, the Company’s sole stockholder. The agreement with Jurassic Marketing was effective January 2, 2015 and agrees to share 15% of net revenues, which is gross revenue less direct costs such as bonuses and prizes for the Lucky Dino brand, with Jurassic Marketing. The agreement is amended periodically, and the revenue share was 60% effective January 1, 2018, and 68% effective January 1, 2019. The amendment effective January 1, 2018 also included revenue share for the Casino Jeffe brand.

The agreement with Jurassic Ventures was effective January 1, 2017 and agrees to share 10% of net revenues for all brands with Jurassic Ventures. The agreement is amended periodically, and the revenue share was 14% effective January 1, 2018. The agreement with Jurassic Ventures was terminated effective January 3, 2019.

The Company also entered into a revenue share agreement with Hiidenkivi Ventures, which is owned 51% by Giant Gaming Group Limited. The agreement was effective February 8, 2016 and agrees to pay Hiidenkivi Ventures 75% of net revenues for the Kalevala Kasino brand. The agreement is amended periodically, and the revenue share was 26% effective January 1, 2018, and 21% effective January 1, 2019. The amendment effective January 1, 2017 also included revenue share for the Ola spill brand. The agreement with Hiidenkivi Ventures was terminated effective September 11, 2020.

During the year ended December 31, 2019 the Company incurred expenses related to revenue share agreements with Jurassic Marketing, Jurassic Ventures, and Hiidenkivi Ventures in the amounts of $5,588,418, $28,083, and $1,501,588, respectively. During the year ended December 31, 2018 the Company incurred expenses related to the revenue share agreements with Jurassic Marketing, Jurassic Ventures, and Hiidenkivi Ventures in the amounts of $3,994,892, $1,427,044, and $1,684,504, respectively. These amounts are included in gaming costs and expenses on the consolidated statements of income and comprehensive income.

During the year ended December 31, 2019 the Company financed administrative expenses on behalf of a company owned and controlled by the same ultimate stockholders, all of which was on behalf of Jurassic Marketing. At year end December 31, 2019, the $28,566 receivable from Jurassic Marketing was deemed to not be recoverable and was written off in full as bad debt expense. During the year ended December 31, 2018 the Company financed administrative expenses on behalf of the related party Hiidenkivi Ventures in the amount of $1,598. At year end December 31, 2018, the Company deemed an outstanding receivable in the amount of $82,304 due from related party Jurassic Marketing was not recoverable and wrote off this receivable as bad debt expense.

During the years ended December 31, 2019 and 2018, the Company paid expenses on behalf of its parent in the amount of $6,967 and $4,316, respectively. During the year ended December 31, 2018, the parent company paid expenses on behalf of the Company in the amount $57,298. During the year ended December 31, 2018, the Company made an advance to its parent company in the amount of $404,805, which was not paid as of December 31, 2018. During the year ended December 31, 2019, the Company made an advance to its parent company in the amount of $325,380, which was not paid as of December 31, 2019. As of December 31, 2019, and 2018, the balance included undistributed dividends of $559,848, and $494,536, respectively.

As of the year ended December 31, 2018 the Company had an outstanding payable to Jurassic Ventures for jackpot payments made on behalf of the Company in the amount of $120,708. There was no payable balance at December 31, 2019.

The Company acquired Hiidenkivi Estonia, a company under common control, on October 5, 2018 for €100,000 in cash, or $115,300 USD. The Company also paid additional consideration of €10,000, or $11,530 USD, to Giant Stone Tech, a related party, for the IP. Along with the Company acquiring 100% of the shares of Hiidenkivi Estonia it acquired all IP and additional consideration from its prior owners, which was mostly attributable to two systems. Management determined that the acquisition of Estonia should be accounted for as a transaction between companies under common control. As a result, the assets of Hiidenkivi Estonia were recognized in the consolidated financial statements at their net book value upon acquisition date, which was $0. This acquisition was accounted for as an asset acquisition under GAAP as no processes were noted at the time of the transaction.

In accordance with ASC 810, the Company must make an evaluation of certain entities to determine if they are required to be consolidated.

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Generally, a variable interest entity (“VIE”) is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

ASC 810 permits a private company to elect an alternative not to apply VIE guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; (c) the legal entity under common control is not a public business entity; and (d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810.

The Company determined Jurassic Marketing Ltd., Jurassic Ventures N.V., Hiidenkivi Ventures, GS Tech OU, and Giant Stone Tech met all of the criteria of the private company alternative and has elected not to evaluate the entity for potential consolidation.

As of December 31, 2019, the Company’s maximum exposure to loss from the financial support provided to the aforementioned affiliated entities is $3,422 in the form of related party receivables.

NOTE 8 - LEASES

Lease Agreements

The Company determines if a contract contains a lease at inception. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option which result in an economic penalty. The Company has considered renewal options at the end of its leases and has determined at this time the Company is not reasonably certain to renew the operating leases discussed below. All of the Company’s leases are classified as operating leases.

The Company entered into a six-year lease agreement on September 6, 2018 for office space in Malta effective October 1, 2018 and terminating September 30, 2024. The Company also entered into a five-year lease agreement on June 12, 2019 for office space in Estonia effective July 1, 2019 and terminating June 28, 2024. The Company has the option to renew the lease for an additional five years, though management is not reasonably certain to extend the lease. The assets and liabilities from operating leases are recognized based on the present value of remaining lease payments over the lease term using the Company’s incremental borrowing rates or implicit rates, when readily determinable.

The Company’s leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses a discount rate based on the estimated incremental borrowing rate of 3%.

The Company’s weighted-average remaining lease term relating to its operating leases is 4.66 years, with a weighted-average discount rate of the 3%.

The Company incurred lease expense for its operating leases of $77,325, which was included in general and administrative expenses in the consolidated statements of income and comprehensive income for the year ended December 31, 2019. During the year ended December 31, 2019, the Company made cash lease payments in the amount of $71,026.

The Company incurred rent expense for its leases, included in general and administrative expenses in the consolidated statements of income and comprehensive income, in the amount of $60,888 for the year ended December 31, 2018.

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The following table presents information about the future minimum payments under the Company’s operating leases as of December 31, 2019:

Maturity of Lease Liability:
2020	$89,833
2021	93,094
2022	96,475
2023	99,981
2024	67,862
Total undiscounted operating lease payments	447,245
Less: imputed interest	(30,479)
Present value of operating lease liabilities	$416,766

At December 31, 2018, as calculated in accordance with the legacy lease guidance the Company had the following future minimum lease commitments:

2019	$55,733
2020	57,962
2021	60,280
2022	62,692
2023	65,199
Thereafter	50,352
Total	$352,218

NOTE 9 – INCOME TAXES

The reconciliation of income tax expense computed at the Maltese statutory rate to the income tax provision for the years ended December 31, 2019 and 2018 is as follows:

	12/31/2019	12/31/2018
Income before income taxes	$1,873,238	$1,792,304
Taxes under statutory Malta tax rates	654,712	629,014
Decrease in valuation allowance	(6,517)	(252,214)
Impairment of investment	44,135	42,873
Capital Allowances earned	-	(49,373)
Permanent items & statutory adjustments	3,900	(9,464)
Income tax (expense) benefit	$696,230	$360,836

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

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	12/31/2019	12/31/2018
Deferred tax assets
Credit carryforwards	$6,151	$56,976
Depreciation	74,157	29,849

Total deferred tax assets	80,308	86,825

Valuation allowance	(80,308)	(86,825)
Net deferred tax assets (liabilities)	$-	$-

At December 31, 2019, the Company had Maltese carryforward credits related to equipment wear and tear of approximately $18,000 which can be carried forward indefinitely. While the company fully utilized the net operating loss carryforwards, the reversal of the deferred tax asset valuation allowance is not warranted at this time based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2019 and 2018, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 1, 2021, the date of issuance of the consolidated financial statements.

The Company’s operations may be affected by the ongoing outbreak of the coronavirus disease (COVID-19) which in March 2020, was declared a pandemic by the World Health Organization. The ultimate disruption that may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s customers and revenue and labor workforce, and the decline in value of assets held by the Company, including long-lived assets and receivables. Management has considered the potential impacts of COVID-19 on the Company’s business operations and does not believe that any material impacts will result. However, the ultimate impact of this pandemic on the Company’s financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist.

Additionally, on December 14, 2020, the Company entered into a definitive agreement to be have substantially all of its assets acquired by Esports Entertainment Group, Inc. (“Esports”). In consideration of the assets acquired, Esports would pay €25,000,000 (U.S. $30,645,000) in cash, subject to certain closing price adjustments for player liability volumes, to purchase the Company’s assets, including websites, software, and all other assets required to continue running the business as a going concern.

The Company made advances to its parent company subsequent to December 31, 2019 in the amount of $1,620,535 of which $915,798 was the prepayment of undeclared dividends, and $704,737 was an advance to the parent company.

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